UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

MANDALAY DIGITAL GROUP, INC.
(Name of Registrant as Specified in Its Charter)

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MANDALAY DIGITAL GROUP, INC.

4751 Wilshire Boulevard, Third Floor

Los Angeles, CA 90010

July 10, 2012

To Our Stockholders:

The purpose of this Information Statement is to inform the holders of record of shares of our common stock as of the close of business on the record date, May 20, 2012, that our board of directors has recommended, and that the holders of the requisite voting power of our outstanding capital stock approved by written consent on May 23, 2012, the following:

1.          an amendment to our Certificate of Incorporation to increase the number of shares of our authorized capital stock from one hundred and one million (101,000,000) shares to two hundred and two million (202,000,000) shares, of which two hundred million (200,000,000) shares will be designated common stock and two million (2,000,000) shares will be designated preferred stock;

2.          an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio of not less than one-for-two (1:2) and not more than one-for-ten (1:10) at any time prior to April 26, 2013 as determined by our board of directors in its sole discretion, with the exact ratio to be set at a whole number within the foregoing range as determined by our board of directors in its sole discretion; and

3.          the Amended and Restated 2011 Equity Incentive Plan of Mandalay Digital Group, Inc., together with the Mandalay Digital Group, Inc. Amended and Restated 2011 Equity Incentive Plan Notice of Grant and Restricted Stock Agreement and the Mandalay Digital Group, Inc. Amended and Restated 2011 Equity Incentive Plan Notice of Grant and Stock Option Agreement.

As of the record date, 83,791,232 shares of our common stock were issued and outstanding and 100,000 shares of our series A convertible preferred stock were issued and outstanding. Each share of the common stock and series A preferred stock outstanding entitles the holder to one vote on all matters brought before the holders of our common stock.

On May 23, 2012, we obtained approval of the proposals described above by written consent of record holders of 46,743,434 shares of common stock and 100,000 shares of series A preferred stock, representing at least the number of shares necessary to approve each of the proposals described above. There are no dissenters’ rights of appraisal applicable to the matters described above. Under applicable federal securities laws, although stockholders have approved the proposals described above, we are not entitled to file any amendments to our Certificate of Incorporation until at least 20 calendar days after this Information Statement is sent or given to our stockholders.

This Information Statement will be sent on or about July 11, 2012, to our stockholders of record on the record date who did not consent in writing to the proposals described herein.

We appreciate your continued interest in Mandalay Digital Group, Inc.

Best regards,

/s/ Peter Adderton

Peter Adderton

Chief Executive Officer

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

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MANDALAY DIGITAL GROUP, INC.

4751 Wilshire Boulevard, Third Floor

Los Angeles, CA 90010

(310) 601-2500

_____________________________________________

INFORMATION STATEMENT

_____________________________________________

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND A PROXY

_____________________________________________

GENERAL OVERVIEW OF ACTIONS

This Information Statement is furnished to the holders of record at the close of business on the record date, May 20, 2012, to inform our stockholders that our board of directors has recommended, and that the holders of the requisite voting power of our outstanding capital stock approved by written consent on May 23, 2012, the following:

1.          An amendment to our Certificate of Incorporation to increase the number of shares of our authorized capital stock from one hundred and one million (101,000,000) shares to two hundred and two million (202,000,000) shares, of which two hundred million (200,000,000) shares will be designated common stock par value of $0.0001 per share and two million (2,000,000) shares will be designated preferred stock par value of $0.0001 per share;

2.          An amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio of not less than one-for-two (1:2) and not more than one-for-ten (1:10) at any time prior to April 26, 2013 as determined by our board of directors in its sole discretion, with the exact ratio to be set at a whole number within the foregoing range as determined by our board of directors in its sole discretion; and

3.          The Amended and Restated 2011 Equity Incentive Plan of Mandalay Digital Group, Inc., together with the Mandalay Digital Group, Inc. Amended and Restated 2011 Equity Incentive Plan Notice of Grant and Restricted Stock Agreement and the Mandalay Digital Group, Inc. Amended and Restated 2011 Equity Incentive Plan Notice of Grant and Stock Option Agreement.

As of the record date, 83,791,232 shares of our common stock were issued and outstanding and 100,000 shares of our series A convertible preferred stock were issued and outstanding. Each share of the common stock and series A preferred stock outstanding entitles the holder to one vote on all matters brought before the holders of our common stock.

On May 23, 2012 we obtained approval of the proposals described above by written consent of record holders of 46,743,434 shares of common stock and 100,000 shares of series A preferred stock, representing at least the number of shares necessary to approve each of the proposals described above. Under applicable federal securities laws, although stockholders have approved the proposals described above, we are not entitled to file any amendments to our Certificate of Incorporation until at least 20 calendar days after this Information Statement is sent or given to our stockholders.

This Information Statement will be sent on or about July 11, 2012, to our stockholders of record on the record date who did not consent in writing to the proposals described herein.

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VOTING SECURITIES; VOTE REQUIRED

In accordance with our bylaws, our board of directors fixed the close of business on May 20, 2012, as the record date for determining the stockholders entitled to notice of and to vote or consent on the proposals described in this Information Statement.  As of the record date, 83,791,232 shares of our common stock were issued and outstanding and 100,000 shares of our series A convertible preferred stock were issued and outstanding. Each share of the common stock and series A preferred stock outstanding entitles the holder to one vote on all matters brought before the holders of our common stock.

The amendment to our Certificate of Incorporation to increase the number of shares of our authorized capital stock from one hundred and one million (101,000,000) shares to two hundred and two million (202,000,000) shares is approved if (i) a majority of the outstanding shares of common stock and preferred stock, voting together as a single class, has voted in favor of or consented to the proposal, (ii) a majority of the common stock, voting as a separate class, has voted in favor of or consented to the proposal and (iii) a majority of the series A convertible preferred stock, voting as a separate class, has voted in favor of or consented to the proposal.

The amendment to our Certificate of Incorporation to effect a reverse stock split of the common stock, as described above, is approved if a majority of the outstanding shares of common stock and preferred stock, voting together as a single class, has voted in favor of or consented to the proposal.

The Amended and Restated 2011 Equity Incentive Plan of Mandalay Digital Group, Inc., together with the Mandalay Digital Group, Inc. Amended and Restated 2011 Equity Incentive Plan Notice of Grant and Restricted Stock Agreement and the Mandalay Digital Group, Inc. Amended and Restated 2011 Equity Incentive Plan Notice of Grant and Stock Option Agreement, are approved if a majority of the outstanding shares of common stock and preferred stock, voting together as a single class, has voted in favor of or consented to the proposal.

The following stockholders have consented in writing as of May 23, 2012 to all of the proposals described above:

Holders of Shares of Common Stock

Holder	Number of Shares of Common Stock	% Common Stock	% of Common Stock and Series A Convertible Preferred Taken Together
Adage Capital Partners LP	10,053,333	12.00%	11.98%
Peter A Adderton	9,037,500	10.79%	10.77%
Robert Ellin	8,000,000	9.55%	9.54%
Guber Family Trust	5,633,225	6.72%	6.71%
Trinad Capital Master Fund Ltd	4,262,233	5.09%	5.08%
William C Powers Trust Dtd 12/18/09	2,857,143	3.41%	3.41%
Taja LLC	2,600,000	3.10%	3.10%
MPP Holdings LLC	2,300,000	2.74%	2.74%
Peter Guber	1,000,000	1.19%	1.19%
Paul and Judy Schaeffer Living Trust	1,000,000	1.19%	1.19%
Total:	46,743,434	55.79%	55.72%

The written consents to the reverse stock split and the increase in our authorized capital stock included consents with respect to 15,510,476 shares (representing 18.5% of our common stock as of May 23, 2012) held by stockholders who had previously agreed to vote in favor of such proposals pursuant to separate voting agreements with us. Such voting agreements were entered into by Adage Capital Partners, L.P., William C Powers Trust Dtd 12/19/09 and Taja LLC in connection with their purchase of stock from us in separate private placement transactions in the first quarter of 2012.

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Holders of Shares of Series A Convertible Preferred Stock

Holder	Number of Shares of Series A Convertible Preferred Stock	% of Series A Convertible Preferred Stock	% of Common Stock and Series A Convertible Preferred Taken Together
Trinad Management LLC	100,000	100%	0.12%

The holders of common stock listed above collectively hold 46,743,434 shares of our common stock and the holder of our series A convertible preferred stock listed above holds 100,000 shares of our preferred stock.  These stockholders have voted in favor of all of the proposals described above, and such votes constitute at least (i) a majority of the outstanding shares of common stock and preferred stock, voting together as a single class, (ii) a majority of the common stock voting as a separate class and (iii) a majority of the series A convertible preferred stock voting as a separate class.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders.  Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to us at our address or phone number noted above.

Security holders may also address future requests regarding delivery of stockholder communication documents by contacting us at the address noted above.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of the Company’s current or former officers or directors have any substantial interest in the transactions described herein, other than to the extent that they are shareholders of the Company, except that (1) Trinad Capital Master Fund, Ltd. an entity owned by Trinad Management, LLC, of which our chairman Robert Ellin is the managing director and portfolio manager, and (2) the Guber Family Trust, of which one of our directors, Peter Guber, is a trustee, each hold convertible notes issued by us, and the increase in our authorized stock under Proposal 1 could be interpreted to enhance the exercisability of such notes.

DISSENTERS’ RIGHT OF APPRAISAL

The Delaware General Corporation Law does not provide for dissenter’s rights of appraisal in connection with the proposals described in this proxy statement.

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PROPOSAL 1 – AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES

On April 27, 2012, our board of directors approved by written consent an amendment to our Certificate of Incorporation to increase the number of shares of our authorized capital stock from one hundred and one million (101,000,000) shares to two hundred and two million (202,000,000) shares, of which two hundred million (200,000,000) shares will be designated common stock and two million (2,000,000) shares will be designated preferred stock. Our board of directors further directed that this amendment be submitted to our stockholders for their consideration and approval, and on May 23, 2012, our stockholders approved this amendment by written consent. A copy of this amendment is attached to this Information Statement as Appendix A.

Background and Principal Reasons for and Effect of the Amendment

Our Certificate of Incorporation currently authorizes one hundred and one million (101,000,000) shares, of which one hundred million (100,000,000) are designated as common stock and one million are designated as preferred stock. As of May 23, 2012, we had 83,791,232 shares of common stock outstanding and, as a result, we had approximately 16,208,768 shares available for issuance. As of May 23, 2012, we had 100,000 shares preferred stock outstanding and as a result we had approximately 900,000 shares available for issuance. Authorizing an additional one hundred million (100,000,000) shares of common stock and an additional one million (1,000,000) shares of preferred stock would give our board of directors the express authority without further action of the stockholders to issue common stock or preferred stock from time to time as the board deems necessary.

Our board of directors believes it is necessary to have the ability to issue additional shares of common stock to honor conversions of outstanding securities and for general corporate purposes. We have a substantial amount of convertible securities and as of the date hereof, we do not currently have enough authorized stock to satisfy full conversion of all of these securities if they were to be converted as of the date hereof regardless of any deferral features or conversion or exercise limitations.

This amendment will also assist us in achieving our business objectives by, among other things, making financings and other transactions easier to obtain and complete. Potential uses of the additional authorized shares may include equity financings, issuance of options, acquisition transactions, stock dividends or distributions, without further action of the stockholders, unless such action were specifically required by applicable law or by rules of any stock exchange or similar system on which our securities may then be listed. Our board of directors chose the specified increase in shares of authorized common stock because it wants maximum flexibility to issue common stock in the future without having to seek stockholder approval in the future.

Within the limits imposed by applicable law, shares of common stock could be issued in one or more transactions without further stockholder approval except to the extent that such approval is required by the terms of any agreements into which we may hereafter enter, by the terms of any securities that we may hereafter issue, or applicable law. Depending upon the nature and terms thereof, such a transaction or transactions could make a takeover of our company more difficult and, therefore, less likely. An issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock and diluting the stock ownership of persons seeking to obtain control of our company. Management from time to time evaluates attractive equity or debt financing arrangements. Issuance of shares upon conversion of convertible securities will dilute the stock ownership of our current stockholders.

The additional shares of common stock that would be authorized would have the same rights and privileges as and otherwise be identical to the shares of common stock currently authorized and outstanding. There is no present intent of our board of directors to issue the preferred stock that would be authorized.

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Our Certificate of Incorporation currently provides that preferred stock may be issued in one or more series. Our board of directors is authorized to fix the number of shares of any series of preferred stock, to determine the designation of any such series and to determine the rights, preferences, privileges, qualifications and limitations of such preferred stock. Depending upon the nature and terms of any such designated and issued preferred stock, such issuance could make a takeover of our company more difficult and therefore, less likely. An issuance of any additional shares of preferred stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock. Other than our preferred stock as discussed above and acceleration of vesting of equity grants upon a change of control under restricted stock agreements, there are no provisions of our articles, bylaws or employment agreements that have material antitakeover consequence.

Our board of directors does not currently intend to propose any amendments to our Certificate of Incorporation that might be deemed to have the effect of discouraging takeover attempts, although such amendments or other programs may be considered by our board in the future if it believes the interests of our stockholders would be protected thereby. Management might be able to use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders. However, it should be noted that management and board members own on a fully diluted basis approximately 47.3% of the outstanding common stock, and, therefore, consider a hostile takeover attempt very unlikely.

Vote Required

The amendment to our Certificate of Incorporation to increase the number of shares of our authorized capital stock is approved if (i) a majority of the outstanding shares of common stock and preferred stock, voting together as a single class, has voted in favor of or consented to the proposal, (ii) a majority of the common stock, voting as a separate class, has voted in favor of or consented to the proposal and (iii) a majority of the series A convertible preferred stock, voting as a separate class, has voted in favor of or consented to the proposal.

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PROPOSAL NO. 2—AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK

On April 27, 2012 our board of directors approved by written consent an amendment to our Certificate of Incorporation to effect a reverse stock split, as described below (the “Reverse Stock Split”). Our board of directors further directed that this amendment be submitted to our stockholders for their consideration and approval, and on May 23, 2012, our stockholders approved this amendment by written consent. A copy of this amendment is attached to this Information Statement as Appendix B (subject to any changes required by applicable law).

The Reverse Stock Split amendment would permit (but not require) our board of directors to effect a reverse stock split of our common stock at any time prior to April 26, 2013 by a ratio of not less than one-for-two (1:2) and not more than one-for-ten (1:10), with the exact ratio to be set at a whole number within this range as determined by our board of directors in its sole discretion. We believe that enabling our board of directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, our board of directors may consider, among other things, factors such as:

•	the initial listing requirements of various stock exchanges;

•	the historical trading price and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

Our board of directors reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in our best interests and the best interests of our stockholders.

Depending on the ratio for the Reverse Stock Split determined by our board of directors, no less than two and no more than ten shares of existing common stock, as determined by our board of directors, will be combined into one share of common stock. Cash will be paid in lieu of the issuance of fractional shares. The amendment to our Certificate of Incorporation to effect the Reverse Stock Split, if any, will include only the reverse split ratio determined by our board of directors to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

If the Reverse Stock Split is effected, we will not reduce the number of authorized shares of our common stock.

To avoid the existence of fractional shares of our common stock, we will pay cash in lieu of fractional shares as described below.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Our board of directors is submitting the Reverse Stock Split to our stockholders for approval with the primary intent of increasing the market price of our common stock to enhance our ability to meet the initial listing requirements of the NASDAQ Capital Market, the New York Stock Exchange or NYSE Amex, and to make our common stock more attractive to a broader range of institutional and other investors. In addition to increasing the market price of our common stock, the Reverse Stock Split would also reduce certain of our costs, as discussed below. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in our and our stockholders’ best interests.

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We believe that the Reverse Stock Split will enhance our ability to obtain an initial listing on the NASDAQ Capital Market, the New York Stock Exchange or NYSE Amex. The NASDAQ Capital Market requires, among other items, an initial bid price of least $4.00 per share, or if certain financial and governance standards are achieved, a closing price on the OTC Markets of $3.00 (or $2.00 depending on the applicable listing standard) for five consecutive days and, following initial listing, maintenance of a continued price of at least $1.00 per share. The New York Stock Exchange requires an initial listing bid price of $4.00 per share and following initial listing, maintenance of a continued price of at least $1.00 per share. The NYSE Amex requires an initial listing bid price of $3.00 (or $2.00 depending on the applicable listing standard). Reducing the number of outstanding shares of our common stock should, absent other factors, increase the per share market price of our common stock, although we can not provide any assurance that our minimum bid price would, following the Reverse Stock Split, remain over the minimum bid price requirement of any such stock exchange.

Additionally, we believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase (proportionately to the reduction in the number of shares of our common stock after the Reverse Stock Split or otherwise) following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split could be lower or higher than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

On May 23, 2012, our stockholders approved the amendment to our Certificate of Incorporation effecting the Reverse Stock Split by written consent. The Reverse Stock Split will become effective upon the filing (the “Effective Time”) of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment that will affect the Reverse Stock Split will be determined by our board of directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders. In addition, our board of directors reserves the right, notwithstanding stockholder approval to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to our Certificate of Incorporation, our board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware by the close of business on April 26, 2013, our board of directors will abandon the Reverse Stock Split.

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Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by our board of directors, a minimum of two and a maximum of ten shares of existing common stock will be combined into one new share of common stock. The table below shows, as of May 20, 2012, the number of outstanding shares of common stock (excluding Treasury shares) that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
1-for-2	41,895,616
1-for-3	27,930,411
1-for-4	20,947,808
1-for-5	16,758,246
1-for-6	13,965,205
1-for-7	11,970,176
1-for-8	10,473,904
1-for-9	9,310,137
1-for-10	8,379,123

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by our board of directors.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except that as described below in “— Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive cash in lieu of fractional shares. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. We expect that our common stock will continue to be quoted on the OTC QB or other applicable tiers of the OTC markets under the symbol “MNDL” subject to any decision of our board of directors to list our securities on a stock exchange and approval by such exchange of the listing.

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

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Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent necessary instructions by our transfer agent after the Effective Time indicating how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates to our transfer agent in accordance with its instructions. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, we intend to pay cash as follows:

•	If a stockholder’s shares are held in street name, payment for the fractional shares will be deposited directly into the stockholder’s account with the organization holding the stockholder’s shares.

•	If the stockholder’s shares are registered directly in the stockholder’s name, payment for the fractional shares will be made by check, sent to the stockholder directly from our transfer agent upon receipt of the properly completed and executed transmittal letter and original stock certificates.

•	The amount of cash to be paid for fractional shares will be equal to the product obtained by multiplying:

o	The average closing sales price of our common stock as reported on the OTC BB for the five trading days preceding the effective date of the reverse stock split, or if our common stock is not at such time quoted on the OTC BB, then as reported on the highest tier of the OTC Markets on which our common stock is then quoted; by

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o	The amount of the fractional share.

Those stockholders who hold less than the number of shares set forth in the reverse stock split ratio would be eliminated as a result of the payment of fractional shares in lieu of any fractional share interest in connection with the reverse stock split. The board of directors reserves the right to aggregate all fractional shares for cash and arrange for their sale, with the aggregate proceeds from such sale being distributed to the holders of fractional shares on a pro rata basis.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by the board of directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse stock split ratio determined by the board of directors, subject to our treatment of fractional shares.

Accounting Matters

This proposed amendment to our Certificate of Incorporation will not affect the par value of our common stock per share. As a result, as of the Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one ore more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

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This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse stock split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.

A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year.

No gain or loss will be recognized by us as a result of the Reverse Stock Split. Our view regarding the tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should not rely on the foregoing and may wish to consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

Vote Required

The amendment to our Certificate of Incorporation to effect a reverse stock split of the common stock, as described above, is approved if a majority of the outstanding shares of common stock and preferred stock, voting together as a single class, has voted in favor of or consented to the matter.

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PROPOSAL NO. 3—ADOPTION OF AMENDED AND RESTATED 2011 EQUITY
INCENTIVE PLAN OF MANDALAY DIGITAL GROUP, INC.

On May 26, 2011, our board of directors adopted the 2011 Equity Incentive Plan of NeuMedia, Inc. and on April 27, 2012, our board of directors amended and restated the plan and the related plan documents to change references to the name of our company from the “NeuMedia, Inc.” to “Mandalay Digital Group, Inc.” and further directed that they be submitted to stockholders for their consideration and approval. On May 23, 2012, our stockholders approved and adopted by written consent the Amended and Restated 2011 Equity Incentive Plan of Mandalay Digital Group, Inc. (the “Plan”) and the Mandalay Digital Group, Inc. Amended and Restated 2011 Equity Incentive Plan Notice of Grant and Restricted Stock Agreement and the Mandalay Digital Group, Inc. Amended and Restated 2011 Equity Incentive Plan Notice of Grant and Stock Option Agreement (collectively, the “Related Documents”), all of which are attached hereto as Appendix C. A summary of the Plan is set forth below. This summary is subject to and qualified in its entirety by the Plan and related documents.

Our common stock is traded on the OTC QB under the symbol “MNDL”. The market value of one of our shares of common stock as of July 6, 2012, was $0.79.

Principal Reasons for Adoption of the Plan

Our board of directors believes the Plan is necessary to give us the ability to (i) attract and retain qualified key employees, non-employee directors and consultants with appropriate equity-based awards, (ii) motivate high levels of performance, (iii) recognize employee contributions to our success, and (iv) align the interests of plan participants with those of our stockholders. In addition, our board of directors believes a meaningful equity compensation program is necessary to provide us with flexibility in negotiating strategic acquisitions and other business relationships to further expand and grow our business.

Without the ability to grant equity-based awards for these purposes, we may not remain competitive for qualified executives and employees, non-employee directors and consultants, particularly against similar companies vying for a limited talent pool. The Plan contains a number of provisions that the board believes are consistent with the interests of stockholders and sound corporate governance practices. These include:

•	Individual Grant Limits. No participant may be granted in aggregate, in any calendar year, Awards covering more than 500,000 shares.

•	No annual “Evergreen” Provision. The Plan provides for a fixed allocation of shares, thereby requiring stockholder approval of any additional allocation of shares.

•	No Discount Stock Options. The Plan prohibits the grant of a stock option with an exercise price of less than the fair market value of the closing price of our common stock on the date the stock option is granted.

Implementation and Effect of the Plan

Summary Description of the Plan

The Plan provides for grants of stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units (sometimes referred to individually or collectively as “Awards”) to our and our subsidiaries’ officers, employees, non-employee directors and consultants. Stock options may be either “incentive stock options” (“ISOs”), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified stock options (“NQSOs”). The Plan reserves 4,000,000 shares for issuance, of which 191,667 remain available for issuance as of May 23, 2012. The 4,000,000 shares reserved for issuance will serve as the underlying value for all equity awards under the Plan.

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Plan Administration; Amendment and Termination

Our board of directors and/or one or more of its committees (“Administrator”) administer the Plan in accordance with applicable law. The Board may amend, suspend or terminate any portion of the Plan for any reason, but must obtain stockholder consent for any material plan amendment to the extent necessary to comply with applicable laws, rules or regulations, and the consent of affected plan participants if any such action alters or impairs any obligations regarding Awards that have been granted to such participants. The Plan terminates in 2021. However, such termination will not affect Awards granted under the Plan prior to termination.

Reversion of Shares to the Plan

When Awards made under the Plan expire or are forfeited, the underlying shares will become available for future Awards under the Plan. In addition, any shares that are not issued upon the exercise of an Award shall also become available for future Awards under the Plan. Shares awarded and delivered under the Plan may be authorized but unissued, or reacquired shares.

Eligibility for Awards

The employees, officers, non-employee directors and consultants of the Company and its subsidiaries and “affiliates” (as defined in the Plan) may be granted Awards under the Plan. The Administrator determines which individuals will receive Awards, as well as the number and composition of each Award. Awards under the Plan may consist of a single type or any combination of the types of Awards permissible under the Plan as determined by the Administrator (or by the full board in the case of Awards to non-employee directors). These decisions may be based on various factors, including a participant’s duties and responsibilities, the value of the participant’s past services, his/her potential contributions to our success, and other factors.

Exercise Price Limitations

The Administrator will determine the exercise price for the shares underlying each Award on the date the Award is granted. The exercise price for shares under an ISO may not be less than 100% of fair market value on the date the Award is granted. Similarly, under the terms of the Plan, the exercise price for SARs and NQSOs may not be less than 100% of fair market value on the date of grant. There is no minimum exercise price prescribed for restricted stock and restricted stock units awarded under the Plan.

Individual Grant Limits

No participant may be granted in aggregate, in any calendar year, Awards covering more than 500,000 shares. Such limitation is subject to proportional adjustment in connection with any change in our capitalization as described in the Plan.

Award Exercise; Payment of Exercise Price

The Administrator will determine when Awards become exercisable. However, no Award may have a term longer than 10 years from the date of grant unless otherwise approved by our stockholders, and no Award may be exercised after expiration of its term. Payment for any shares issued upon exercise of an Award shall be specified in each participant’s award agreement, and may be made by cash, check or other means specified in the Plan.

Tax Withholding

We will have the right to deduct or withhold or require a participant to remit to us an amount sufficient to satisfy federal, state, local and any applicable foreign taxes (including FICA obligations, if applicable) required to be withheld with respect to the grant, exercise or vesting of any Award.

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Effect of Termination, Death, or Disability

If a participant’s employment or consulting arrangement terminates for any reason, vesting will stop as of the effective termination date, and all unvested awards as of such date shall immediately terminate. Participants generally have three months from their termination date to exercise vested unexercised options and SARs before they expire. Longer post-termination exercise periods apply in the event the termination of employment or cessation of service results from death or disability. If a participant is dismissed for cause, the right to exercise shall generally terminate five business days following written notice from us.

Non-Transferability of Awards

Unless otherwise determined by the Administrator, Awards granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised by the participant only during the participant’s lifetime.

Stock Appreciation Rights

Under the Plan, SARs may be settled in shares or cash and must be granted with an exercise price of not less than 100% of fair market value on the date of grant. Upon exercise of a SAR, a participant is entitled to receive cash or a number of shares equivalent in value to the difference between the fair market value on the exercise date and the exercise price of the SAR. For example, assume a participant is granted 100 SARs with an exercise price of $10 and assume the SARs are later exercised when the fair market value of the underlying shares is $20 per share. At exercise, the Participant is entitled to receive 50 shares [(($20-$10) x 100) / $20], or $1,000 in cash (50 x $20).

Restricted Stock

The Plan also permits us to grant restricted stock. The Administrator has discretion to establish periods of restriction during which shares awarded remain subject to forfeiture or our right to repurchase if the participant’s employment terminates for any reason (including death or disability). Restrictions may be based on the passage of time, the achievement of specific performance objectives, or other measures as determined by the Administrator in its discretion. During periods of restriction, a participant has the right to vote his/her restricted stock and to receive distributions and dividends, if any, but may not sell or transfer any such shares.

Restricted Stock Units

The Plan also permits us to grant restricted stock units that are payable in our shares or in cash. Each restricted stock unit is equivalent in value to one share of our common stock. Depending on the number of restricted stock units that become vested at the end of the performance period, the equivalent number of shares are payable to the participant, or the equivalent value in cash. The restricted stock units may be vested upon the attainment of performance goals of based on continued service.

Changes in Capitalization; Change of Control

The Plan provides for exercise price and quantity adjustments if we declare a stock dividend or stock split. Also, vesting or restriction periods may be accelerated if we merge with another entity that does not either assume the outstanding Awards or substitute equivalent Awards.

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U.S. Federal Income Tax Consequences

Option Grants

Options granted under the Plan may be either ISOs, which are intended to satisfy the requirements of section 422 of the Internal Revenue Code (IRC), or NQSOs, which are not intended to meet those requirements. The Federal income tax treatment for NQSOs and ISOs are summarized below.

Non-Qualified Stock Options

No taxable income is recognized by a participant upon the grant of an NQSO. Generally, the participant will recognize ordinary income in the year in which the option is exercised. The amount of ordinary income will equal the difference between the fair market value of the purchased shares on the exercise date compared to the exercise price paid to acquire such shares. We and the participant are required to satisfy the tax withholding requirements applicable to that income, unless the participant is a non-employee Director or consultant, in which case tax withholding is not required. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to exercised NQSOs.

Incentive Stock Options

No taxable income is recognized by a participant upon the grant of an ISO. Generally, the participant will not recognize ordinary income in the year in which the option is exercised, although the participant’s gain from exercise may be subject to alternative minimum tax. If the participant sells the underlying shares acquired from the option within two years after the option grant date or within one year of the option exercise date, gain on that premature, “disqualifying” disposition will be treated as compensatory ordinary income to the extent of the lesser of: (1) the fair market value of the shares on the date of exercise minus the exercise price paid to acquire such shares, or (2) the amount realized on the disposition minus the exercise price. We will be entitled to an income tax deduction that equals the amount of the participant’s compensatory ordinary income. If the participant does not make a disqualifying disposition, then we will not be entitled to a tax deduction. If the participant sells the underlying shares in a “qualifying” disposition (i.e., two years after the option is granted and one year after the exercise date), the disposition will be treated as either long-term capital gain or loss based on the difference between the sales proceeds and the exercise price paid to acquire the shares.

Stock Appreciation Rights

No taxable income is recognized by a participant upon the grant of a SAR. The participant will recognize ordinary income in the year in which the SAR is exercised. The amount of ordinary income will be the fair market value of the shares received or the cash payment. We and the participant are required to satisfy the applicable tax withholding requirements, unless the participant is a non-employee Director, where in such case tax withholding is not required. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to exercised SARs.

Restricted Stock

The tax principles applicable to the issuance of restricted shares under the Plan will be substantially the same as those summarized above for the exercise of non-qualified stock options in that they are both governed by Section 83 of the IRC Code. Generally, when the restriction lapses, the participant will have ordinary income equal to the difference between the fair market value of the shares on the vesting date and any amount paid for the shares, if any. Alternatively, at the time of the grant, the participant may elect under Section 83(b) of the Code to include as ordinary income in the year of the grant, an amount equal to the difference between the fair market value of the granted shares on the grant date and any amount paid for the shares. If the IRC Section 83(b) election is made, the participant will not recognize any additional compensation income when the restriction lapses, but may have capital gain income or loss upon sale of the shares. We will be entitled to an income tax deduction equal to the ordinary income recognized by the participant in the year in which the participant recognizes such income.

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Restricted Stock Units

Generally, a plan participant who is granted restricted stock units will recognize ordinary income in the year payment occurs. The income recognized will generally be equal to the fair market value of the shares received or to the cash payment. We will generally be entitled to an income tax deduction equal to the income recognized by the participant on the payment date for the taxable year in which the ordinary income is recognized by the participant.

Deductibility of Executive Compensation

We intend that any compensation deemed paid by us in connection with the exercise of ISOs, NQSOs and SARs granted with exercise prices equal to the fair market value of the shares on grant date will qualify as performance-based compensation not subject to Code Section 162(m) $1,000,000 limitation per covered individual on the deductibility of compensation paid to certain of our executive officers. A number of requirements must be met in order for particular compensation to so qualify, so there can be no assurance that such compensation under the Plan will be fully deductible in all circumstances.

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SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the total compensation paid during our fiscal year ended March 31, 2011, and our fiscal year ended March 31, 2012, for (i) our Chief Executive Officer, (ii) our other three most highly compensated executive officers who were serving as executive officers as of March 31, 2012, and (iii) two additional individuals who are former executive officers but were not serving as an executive officer at the end of the fiscal year ended March 31, 2012 (collectively, our “named executive officers”).

Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock (1) ($)	Option (1) ($)	All Other ($)	Total ($)
Peter Adderton (2)	March 31, 2012	112,500	125,000	2,025,504	-	26,741	2,289,745
Chief Executive Officer	March 31, 2011	-	-	-	-	25,751	25,751
Robert Ellin (3)	March 31, 2012	112,500	-	3,110,515	-	20,000	3,243,015
Executive Chairman	March 31, 2011	-	-	-	-	360,000	360,000
Lisa Higgins-Lucero (4)	March 31, 2012	120,000	34,000	162,475	-	10,999	327,474
Principal Financial Officer and CFO of Twistbox Entertainment Inc.	March 31, 2011	120,000	-	-	-	-	120,000
David Mandell (5)	March 31, 2012	253,828	24,000	243,713	-	19,991	541,532
Former Executive Vice President and General Counsel	March 31, 2011	332,600	-	-	49,916	16,251	398,767
James Lefkowitz (6)	March 31, 2012	50,000	-	-	-	17,773	67,773
Former Chief Operating Officer	March 31, 2011	226,403	-	-	26,137	28,856	281,396
Ray Schaaf (7)	March 31, 2012	19,950	-	-	-	-	19,950
Former President and Chief Executive Officer	March 31, 2011	285,960	125,000	75,000	-	30,268	516,228

(1)	The amounts in the “Stock” column reflect the aggregate grant date fair value of each restricted stock award computed in accordance with FASB ASC Topic 718. Under ASC 718, for Messrs. Adderton and Ellin we estimated the fair value of the restricted stock granted using the Monte Carlo pricing method model that values the restricted stock awards using various random hypothecations of stock price; securities issuances for services; securities issuances for capital raises and acquisitions. The primary assumptions used in this analysis are: Stock price ($0.61 as of December 28, 2011) is projected to fluctuate based on a future annual volatility of 100%; Average monthly stock issuances for services is projected at 100,000 shares with a standard deviation of 50,000 shares; Average monthly stock issuances for capital is projected at 200,000 shares with a standard deviation of 100,000 shares; Average monthly stock issuances for acquisitions is projected at 200,000 with a standard deviation of 100,000 shares; Acquisition share issuances were not assumed for the first 3 months; Market cap hurdles of $100 million and $200 million are based on maintaining those levels for 30 trading days; Dilutive share analysis included warrants, options, restricted stock grants and convertible debt with only fixed price conversion and exercise prices; and restricted stock discount of 36.1%, risk-free rate of 0.1% and dividend yield of 0%. Forfeiture rate was assumed to be 0% due to the lack of any service requirement related to these awards.

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The amounts for other recipients in the “Stock” and “Options” columns were also computed under ASC 718. We estimated the fair value of restricted stock and stock options granted using the Black-Scholes pricing model. The fair value for awards that are expected to vest is then amortized on a straight-line basis over the requisite service period of the award, which is generally the vesting term. The amount of expense recognized represents the expense associated with the restricted stock or stock options we expect to ultimately vest based upon an estimated rate of forfeitures; this rate of forfeitures is updated as necessary and any adjustments needed to recognize the fair value of restricted stock or options that actually vest or are forfeited are recorded. Vesting schedules for unvested stock grants or option grants for each officer are described below under “Narrative Disclosure to Summary Compensation Table”.

(2)	Mr. Adderton was appointed as our Chief Executive Officer on December 28, 2011 following a period of service as our interim Chief Executive Officer that began on July 15, 2011. Mr. Adderton was previously serving as an advisor to us and received a warrant to purchase 150,000 shares of our common stock at a per share price of $0.39 on September 27, 2010. In the fiscal year ended March 31, 2012, Mr. Adderton was reimbursed $20,000 for his personal assistant, through payment to Skycrest Ventures, LLC, and such amounts are disclosed under “All Other”.

(3)	Mr. Ellin was appointed Executive Chairman of the Board of Directors on December 28, 2011. Mr. Ellin also received $20,000 in ‘Other Compensation’ that consists of salary for a personal assistant that is reimbursed to Trinad Management, LLC. Prior to his appointment as Executive Chairman, we were a party to a Management Agreement, dated September 14, 2006 with Trinad Management, LLC, the manager of Trinad Capital Master Fund, which is one of our principal stockholders. Mr. Ellin is the managing director of and portfolio manager for Trinad Management, LLC. Pursuant to the terms of the Management Agreement, Trinad Management, LLC provides certain management services, including, without limitation, relating to the sourcing, structuring and negotiation of a potential business combination involving the Company, for a fee of $90,000 per quarter.

(4)	Ms. Higgins-Lucero was appointed as our Principal Financial Officer on July 26, 2011.

(5)	On April 12, 2012, Mr. Mandell resigned from his positions with us. In February 2011, while an officer of the Company, Mr. Mandell agreed to cancel 400,000 shares underlying an option to purchase 450,000 shares of common stock of the Company, and the Company granted an option to purchase 400,000 shares of the Company’s common stock at an exercise price of $0.25 per share. The Company determined the incremental fair value of the options issued to be $49,916, using the Black-Scholes option pricing model and the following assumptions: expected life of 6.98 years, a risk free interest rate of 2.99%, a dividend yield of 0% and volatility of 75%.

(6)	On January 31, 2012, James Lefkowitz resigned as our Chief Operating Officer. In February 2011, while an officer of the Company, Lefkowitz agreed to cancel an option to purchase 500,000 shares of common stock of the Company, and the Company granted Lefkowitz an option to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.25 per share. The Company determined the incremental fair value of the options issued to be $26,137, using the Black-Scholes option pricing model and the following assumptions: expected life of 3.00 years, a risk free interest rate of 1.02%, a dividend yield of 0% and volatility of 75%.

(7)	On May 9, 2011, Ray Schaaf resigned as our President and Chief Executive Officer. Amounts disclosed as salary represent salary paid to Mr. Schaaf in his capacity as President and CEO, while amounts disclosed as “All Other” include fees prior to his appointment as President and other benefits paid.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

Employment Agreement with Peter Adderton. On December 28, 2011, we entered into an employment agreement with Mr. Adderton as the Company’s Chief Executive Officer. Mr. Adderton’s employment agreement provides for a one-year term and an annual salary of $450,000, half of which was deferred until certain debt and/or equity financings were consummated. Such financings were consummated and Mr. Adderton has received his full salary since April 1, 2012 and received a lump sum payment for the portion of his salary that was deferred from December 28, 2011 to March 31, 2012 on April 9, 2012. Mr. Adderton is eligible to receive a special incentive bonus if certain debt and/or equity financings are consummated, and is also eligible to receive an annual cash bonus in the amount of 100% of his base salary, upon on the satisfaction of performance-related milestones to be agreed upon between Mr. Adderton and our board of directors.

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Mr. Adderton also received a grant of 9,037,500 shares of our restricted common stock that vest in three equal tranches upon the occurrence of the following events: (i) one or more debt or equity financings during the two years following the date of the agreement (the “Measurement Period”) with gross proceeds of at least $5 million; (ii) our achievement on any date during the Measurement Period of a total enterprise value (computed by multiplying the number of outstanding shares of common stock on a fully diluted (taking into account only those stock options that are in-the-money on such date), as-converted basis by the average daily trading price for common stock for the 30-trading day period immediately preceding the date of determination) of $100 million or more; and (iii) our achievement on any date during the Measurement Period of a total enterprise value (calculated as set forth in clause (ii) above) of $200 million or more; provided, however, that all unvested shares of restricted common stock will vest immediately upon the sale of all or substantially all of our assets, upon the merger or reorganization of our Company following which the equity holders immediately prior to the consummation of such merger or reorganization collectively own less than 50% of the voting power of the resulting entity, or upon the sale of our equity securities representing 50% or more of our voting power or 50% or more of the economic interest in us in a single transaction or in a series of related transactions. The first tranche of the grant of restricted common stock described above vested as of December 29, 2011 upon the funding of the $7 million financing from Adage Capital Partners, L.P. Mr. Adderton will also be reimbursed for the annual fee of a personal assistant of up to $80,000 during the term of his employment.

Mr. Adderton is also entitled to receive additional performance bonuses, in cash or shares of common stock at Mr. Adderton’s election, upon our achievement of certain higher total enterprise values. All of Mr. Adderton’s shares of restricted common stock are subject to a one-year prohibition on transfer from the applicable vesting date.

During the fiscal year ended March 31, 2012, we did not grant Mr. Adderton any stock options. Mr. Adderton also received a warrant to purchase 150,000 shares of our common stock at a per share price of $0.39.

Executive Chairman Agreement with Robert Ellin. On December 28, 2011, we entered into an executive chairman agreement with Mr. Ellin. Mr. Ellin’s executive chairman agreement provides for a one-year term and an annual fee of $450,000, half of which was deferred until certain debt and/or equity financings were consummated. Such financings were consummated, and Mr. Ellin has received his full fee since April 1, 2012 and received a lump sum payment for the portion of his fee that was deferred from December 28, 2011 to March 31, 2012 on April 6, 2012. Mr. Ellin shall be entitled to be paid an annual incentive bonus in cash in an amount of up to one hundred percent (100%) of the annual fee based upon satisfaction of performance-related milestones to be agreed upon between Mr. Ellin and the other members of our board of directors. Mr. Ellin shall also be reimbursed for the annual fee of a personal assistant of up to $80,000 during the term of this executive chairman agreement.

Mr. Ellin also received three grants totaling 8,000,000 shares of our restricted common stock and vests as follows:

•	The first grant of 3,400,000 was granted under the executive chairman agreement and vests as follows: (i) one third vested upon the completion our most recent equity financing; (ii) one third shall vest if on any date during the term or within 12 months following the term, our total enterprise value equals or exceeds $100,000,000; and (iii) one third shall vest immediately if on any date during the term or within 12 months following the term our total enterprise value equals or exceeds $200,000,000; provided, however, that all unvested shares of restricted common stock shall vest immediately change of control. These shares may not be transferred for a period of one year from the vesting date.
•	The second grant of 3,600,000 shares was granted on December 28, 2011 and vested fully on the date of the grant. These shares may not be transferred for a period of two years from the date of grant.
•	The third grant of 1,000,000 shares was granted on December 28, 2011 and vest one year from the date of grant. These shares may not be transferred for a period of one year from the vesting date.

Mr. Ellin is also entitled to receive additional performance bonuses, in cash or shares of common stock at Mr. Ellin’s election, upon our achievement of certain higher total enterprise values.

During the fiscal year ended March 31, 2012, we did not grant Mr. Ellin any additional stock options or warrants.

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Employment Agreement with Lisa Higgins-Lucero. Ms. Higgins-Lucero joined us on August 27, 2007. Ms. Higgins-Lucero has a written employment contract with our wholly owned subsidiary Twistbox which provides for a bonus of up to 10% of her then base salary, at the discretion of management. She receives a base salary of $120,000 per year, payable in accordance with our payroll guidelines. She is eligible for a bonus at the discretion of our board of directors. During the fiscal year ended March 31, 2012, we did not grant Ms. Higgins-Lucero any stock options. Effective January 3, 2012, we granted Ms. Higgins-Lucero 500,000 shares of restricted common stock, of which 250,000 vested immediately and 250,000 will vest upon the achievement of performance criteria at the Chief Executive Officer’s discretion and with the approval of the board of directors, however, all unvested shares will vest immediately upon the sale of all or substantially all of our assets, upon the merger or reorganization of our Company following which the equity holders immediately prior to the consummation of such merger or reorganization collectively own less than 50% of the voting power of the resulting entity, or upon the sale of our equity securities representing 50% or more of our voting power or 50% or more of the economic interest in us in a single transaction or in a series of related transactions.

Employment Agreement with David Mandell.  On February 1, 2012, we entered into an employment agreement with Mr. Mandell, our former Executive Vice President and General Counsel.  The agreement provides Mr. Mandell a base salary of $250,000 per year. Mr. Mandell was entitled to be paid an annual discretionary incentive bonus in an amount not to exceed 50% of his salary, based upon satisfaction of performance-related milestones. On January 3, 2012 we granted Mr. Mandell 750,000 shares of restricted common stock, which vested as follows: 375,000 shares vested immediately, and 375,000 shares are scheduled to vest upon the completion of an acquisition by us of all or substantially all of the assets of or equity interests in another entity or similar transaction which is approved by our board of directors. During the fiscal year ended March 31, 2012, we did not grant Mr. Mandell any stock options.

On April 12, 2012, we entered into a Separation and General Release Agreement with Mr. Mandell, under which Mr. Mandell retains ownership of the 375,000 shares of vested common stock awarded under his employment agreement and waives all rights to the non-vested common stock awards and any other shares awarded under such agreement. We will pay Mr. Mandell a total of $125,000 over a nine-month period beginning March 9, 2012 as compensation for performing certain transition consulting services for us. Mr. Mandell’s first payment was made on April 20, 2012 for the period March 9, 2012 to April 14, 2012. We will also pay Mr. Mandell’s monthly COBRA premiums for a nine-month period or provide certain reimbursement payments in the event Mr. Mandell’s current health plan ceases to be available before the end of such nine-month period. The agreement provides mutual releases from claims, reasonable cooperation covenants (and reimbursements obligations for extended consultation), and continuation of non-disclosure obligations and various attorney-client privilege, confidentiality, cooperation and non-solicitation clause of Mr. Mandell’s employment agreement.

Employment Agreement with James Lefkowitz.  On February 21, 2011, we entered into an employment agreement with Mr. Lefkowitz.  The agreement provided Mr. Lefkowitz a base salary of $5,000 per month. We also granted Mr. Lefkowitz options to purchase 500,000 shares of common stock at an exercise price of $0.25 per share upon the cancellation of options to purchase 500,000 shares of common stock previously granted to him. During the fiscal year ended March 31, 2012, we did not grant Mr. Lefkowitz any stock options. On January 31, 2012, James Lefkowitz resigned as our Chief Operating Officer.

Employment Agreement with Ray Schaaf. Mr. Schaaf was appointed as President of the Company on October 27, 2009 following a period of acting as a consultant to us. On February 22, 2011 Mandalay entered into a Confidential Separation, Transition and Release Agreement and a Restricted Stock Agreement with Mr. Schaaf (together, the “Schaaf Agreements”). Pursuant to the Schaaf Agreements, Mr. Schaaf entered into a transition period in his role with the Company that ended on May 9, 2011.  At the end of the transition period, Mr. Schaaf ceased to be our President and resigned as a member of its Board of Directors.  We paid Mr. Schaaf $45,000 in 3 installments, and we issued 300,000 shares of the Company’s common stock to Mr. Schaaf as compensation for his services during the transition period.  The Schaaf Agreements included a mutual, general release, and if Mr. Schaaf had not reaffirmed the general release within 21 days of the transition period, then we would have had the right to repurchase the 300,000 shares of the Company’s common stock issued to him.

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Other than as described above, we have no plans or arrangements with respect to remuneration received or that may be received by our named executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

OUTSTANDING EQUITY AWARDS AT MARCH 31, 2012

The following table presents information regarding outstanding options and unvested stock awards held by our named executive officers as of March 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price $	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Peter Adderton Chief Executive Officer(1)	-	-	-	-	-	6,175,000	1,519,563	-	-
Robert Ellin	500,000	-	-	2.75	6/18/18	1,000,000	155,880	-	-
Executive Chairman (2)	-	-	-	-	-	2,266,667	555,333	-	-
Lisa Higgins-Lucero Principal Financial Officer and CFO of Twistbox Entertainment Inc.(3)	9,759	-	-	0.81	10/9/17	250,000	232,500	-	-
David Mandell Former Executive Vice	400,000	-	-	0.25	2/12/2018	375,000	348,750	-	-
President and General Counsel (4)	50,000	-	-	4.75	2/12/2018	-	-	-	-
James Lefkowitz Former Chief Operating Officer (5)	500,000	-	-	0.25	2/21/2014	-	-	-	-
Ray Schaaf Former President and Chief Executive Officer	-	-	-	-	-	-	-	-	-

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(1) Effective December 28, 2011, we granted Mr. Adderton 9,037,500 shares of restricted common stock, one third of which vested as of December 29, 2011. The remaining 6,025,000 shares vest as described above under –“Narrative Disclosure to Summary Compensation Table—Employment Agreement with Peter Adderton.” Mr. Adderton also received a warrant to purchase 150,000 shares of our common stock at a per share price of $0.39 on September 27, 2010.

(2) Effective June 18, 2008, we granted Mr. Ellin 500,000 stock options. The stock options are exercisable at the exercise price of $2.75 per share until June 18, 2018. Effective December 28, 2011, we granted Mr. Ellin 8,000,000 shares of restricted stock, of which 4,733,333 shares have vested. The remaining 3,266,667 shares vest as described above under –“Narrative Disclosure to Summary Compensation Table—Executive Chairman Agreement with Robert Ellin.”

(3) Effective January 31, 2008, we granted Ms. Higgins-Lucero 9,759 stock options. The stock options are exercisable at the exercise price of $0.81 per share until October 9, 2017. Effective January 3, 2012, we also granted Ms. Higgins-Lucero 500,000 shares of restricted common stock, half of which were vested as of January 3, 2012. The remaining 250,000 shares vest as described above under –“Narrative Disclosure to Summary Compensation Table—Employment Agreement with Lisa Higgins-Lucero.”

(4) Mr. Mandell resigned from his positions with us on April 12, 2012. Effective February 12, 2008, we granted Mr. Mandell 400,000 stock options. These stock options are exercisable at the exercise price of $0.25 per share until February 12, 2018. Effective February 12, 2008, we also granted Mr. Mandell 50,000 stock options, which are exercisable at the exercise price of $4.75 per share until February 12, 2018. Effective January 3, 2012, we granted Mr. Mandell 750,000 shares of restricted common stock, half of which shares vested immediately. The remaining 375,000 shares vest as described above under –“Narrative Disclosure to Summary Compensation Table—Employment Agreement with David Mandell.”

(5) Effective February 21, 2011, we granted Ms. Lefkowitz 500,000 stock options. The stock options are exercisable at the exercise price of $0.25 per share until February 21, 2014.

DIRECTOR COMPENSATION

The following table presents information regarding compensation paid to our directors during the fiscal year ended March 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Peter Guber (2)	-	620,000	-	-	620,000
Robert S. Ellin (3)	-	-	-	-	-
Paul Schaeffer (4)	19,950	620,000	-	-	639,950
Peter Adderton (5)	-	-	-	-	-
Ray Schaaf (6)	-	-	-	-	-
Adi McAbian (7)	-	-	-	-	-

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(1) The amounts in this column reflect the aggregate grant date fair value of each restricted stock award computed in accordance with FASB ASC Topic 718. The fair value for awards that are expected to vest is then amortized on a straight-line basis over the requisite service period of the award, which is generally the stock vesting term. The amount of expense recognized represents the expense associated with the stock we expect to ultimately vest based upon an estimated rate of forfeitures; this rate of forfeitures is updated as necessary and any adjustments needed to recognize the fair value of stock that actually vest or are forfeited are recorded.

(2) As of March 31, 2012, Mr. Guber held 500,000 options with an exercise price of $ 2.75 per share, and 1,000,000 shares of unvested restricted common stock.

(3) Mr. Ellin was appointed Executive Chairman of the Board of Directors on December 28, 2011. His compensation for fiscal year 2011 is fully reflected in the “Summary Compensation Table” above. Mr. Ellin received no additional compensation for his service as a director.

(4) As of March 31, 2012, Mr. Schaeffer held 300,000 options with an exercise price of $2.75 per share, and 1,000,000 shares of unvested restricted common stock.

(5) Mr. Adderton was appointed as our interim Chief Executive Officer on July 15, 2011 and was appointed as our Chief Executive Officer on December 28, 2011. His compensation for fiscal year 2011 is fully reflected in the “Summary Compensation Table” above. Mr. Adderton received no additional compensation for his service as a director.

(6) Mr. Schaaf resigned as a member of our board of directors on May 9, 2011. As of March 31, 2012, Mr. Schaaf held no options and no shares of unvested restricted common stock.

(7) Mr. McAbian resigned as a member of our board of directors on April 27, 2011. As of March 31, 2012, Mr. McAbian held 54,725 options and no shares of unvested restricted common stock.

NARRATIVE TO DIRECTOR COMPENSATION TABLE

Non-employee director compensation for a new director is determined on an ad hoc basis by the existing members of the board of directors at the time a director is elected.

NARRATIVE DISCLOSURE OF COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO THE COMPANY’S RISK MANAGEMENT

We believe that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of all shares of our common stock and preferred stock as of May 20, 2012, the record date, by:

•	Each person who beneficially owns more than five percent of the outstanding shares of our common stock;

•	Each person who beneficially owns outstanding shares of our preferred stock;

•	Each director;

•	Each named executive officer; and

•	All directors and officers as a group.

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Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage Owned (%)
Robert S. Ellin (3)	30,201,385	26.4%
Peter Guber (4)	18,786,293	16.4%
Adage Capital Partners LP (5)	12,553,333	11.0%
Peter Adderton (6)	9,187,500	8.0%
Paul Schaeffer (7)	2,300,000	2.0%
Lisa Higgins-Lucero (8)	509,759	0.4%
All directors and named executive officers as a group (5 individuals)	60,984,937	53.3%

(1) Except as otherwise indicated, the address of each of the following persons is c/o Mandalay Digital Group, Inc., 4751 Wilshire Boulevard, Third Floor, Los Angeles, CA 90010.

(2) Except as specifically indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or rights held by that person that are currently exercisable or convertible or exercisable, convertible or issuable within 60 days of May 20, 2012, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3) Trinad Capital Master Fund, Ltd. is the beneficial owner of 21,701,385 shares of common stock, which includes (a) 4,262,233 issued and outstanding shares of common stock, (b) 280,899 shares of common stock issuable upon exercise of warrants held by Trinad Capital Master Fund, Ltd., at an exercise price of $2.67 per share, (c) 12,058,253 (10,000,000 principal, 2,058,253 accrued interest) shares of common stock issuable upon conversion of a convertible note issued by us with an aggregate principal amount of $1,500,000 held by Trinad Capital Master Fund, Ltd. (at the time of conversion accrued interest will also be converted and increase total number of shares issued) and which is convertible at a price per share of $0.15, and (d) 5,000,000 shares of common stock issuable upon exercise of warrants held by Trinad Capital Master Fund, Ltd. at an exercise price of $0.25 per share. Trinad Management, LLC (as the manager of the Trinad Capital Master Fund, Ltd. and Trinad Capital LP) is deemed the beneficial owner of 21,701,385 shares of common stock which includes 21,601,385 shares of common stock held by Trinad Capital Master Fund, Ltd. and 100,000 shares of common stock issuable upon conversion of 100,000 shares of series A convertible preferred stock held by Trinad Management LLC, assuming conversion price $1.00 per share.  Trinad Management, LLC disclaims beneficial ownership of the shares of common stock directly and beneficially owned by Trinad Capital Master Fund, Ltd. Robert S. Ellin, the managing director of and portfolio manager for Trinad Management, LLC and the managing director of Trinad Advisors II LLC is deemed the beneficial owner of 30,201,385 shares of common stock, which includes (i) 21,701,385 shares of common stock held by Trinad Capital Master Fund, Ltd., (ii) 100,000 shares of common stock issuable upon conversion of 100,000 shares of series A convertible preferred stock held by Trinad Management LLC, (iii) 8,000,000 issued and outstanding shares of common stock owned by Mr. Ellin, and (iv) options to purchase 500,000 shares of common stock owned by Mr. Ellin. Mr. Ellin disclaims beneficial ownership of the shares of common stock directly and beneficially owned by Trinad Capital Master Fund, Ltd. except to the extent of his pecuniary interests therein. Trinad Capital LP (as the owner of 70.20% of the shares of Trinad Capital Master Fund, Ltd. as of March 31, 2012) and Trinad Advisors II, LLC (as the general partner of Trinad Capital LP), are each deemed the beneficial owner of (a) 3,866,452 shares of common stock (representing 84.53% of the shares of the 4,293,160 shares of common stock held directly, and not through a derivative security, by Trinad Capital Master Fund, Ltd.), (b) 280,899 shares of common stock issuable upon exercise of warrants held by Trinad Capital Master Fund, Ltd., at an exercise price of $2.67 per share, (c) 10,000,000 shares of common stock issuable upon conversion of a convertible note issued by us with an aggregate principal amount of $1,500,000 held by Trinad Capital Master Fund, Ltd., and (d) 5,000,000 shares of common stock issuable upon exercise of warrants held by Trinad Capital Master Fund, Ltd. at an exercise price of $0.25 per share.  Trinad Advisors II, LLC disclaims beneficial ownership of the shares of common stock beneficially owned by Trinad Capital LP, except to the extent of its pecuniary interest therein.

Each of the beneficial owners share the power to vote or to direct the vote and to dispose or to direct the disposition of common stock it or he may be deemed to beneficially own, except that Mr. Ellin has the sole power to vote or to direct the vote of 8,000,000 shares of vested and unvested stock owned by him and to dispose or to direct the disposition of 4,733,333 shares of fully vested common stock owned by him, and will have the power to vote or to direct the vote and to dispose or to direct the disposition of 500,000 shares of common stock underlying the options granted to Mr. Ellin on June 18, 2008 at an exercise price of $2.75 per share, upon their exercise. The address of each of the beneficial owners is 4751 Wilshire Boulevard, Third Floor, Los Angeles, CA 90010.

(4) The Guber Family Trust (the “Trust”), of which Peter Guber serves as a trustee, is the beneficial owner of 17,286,293 shares of common stock, which consists of (a) 5,633,225 issued and outstanding shares of common stock, (b) 280,899 shares of common stock issuable upon exercise of warrants at an exercise price of $2.67 per share, (c) 8,038,836 (6,666,667 principal, 1,372,169 accrued interest) shares of common stock issuable upon conversion of a convertible note issued by us with an aggregate principal amount of $1,000,000 (at the time of conversion accrued interest will also be converted and increase total number of shares issued) and which is convertible at a price per share of $0.15, and (d) 3,333,333 shares of common stock issuable upon exercise of warrants at an exercise price of $0.25 per share. Peter Guber disclaims beneficial ownership of the shares of common stock directly and beneficially owned by the Trust, except to the extent of his pecuniary interest therein. Mr. Guber directly owns 1,500,000 shares of common stock, which consists of 1,000,000 unvested shares of common stock, and options to purchase 500,000 shares of our common stock, which options are fully vested. Mr. Guber, as trustee of the Trust, has the sole power to vote or to direct the vote and dispose or to direct the disposition of 17,286,293 shares of common stock. Mr. Guber shall have the sole power to vote or to direct the vote and to dispose or to direct the disposition of 500,000 shares of common stock underlying the options granted to Mr. Guber on June 18, 2008 at an exercise price of $2.75 per share, upon their exercise. The information set forth herein is based solely on a Schedule 13D filed by the beneficial owners with the Securities and Exchange Commission on January 9, 2012.

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(5) Adage Capital Partners LP is the beneficial owner of 12,553,333 shares of common stock, which consists of 10,053,333 issued and outstanding shares of common stock, and 2,500,000 shares of common stock issuable upon exercise of warrants at an exercise price of $0.70 per share. Adage Capital Partners LP has the sole power to vote or to direct the vote and dispose or to direct the disposition of 12,553,333 shares of common stock. The written consents to the reverse stock split and the increase in our authorized capital stock included consents with respect to 15,510,476 shares (representing 18.5% of our common stock as of May 23, 2012) held by stockholders who had previously agreed to vote in favor of such proposals pursuant to separate voting agreements with us. One voting agreement was entered into by Adage Capital Partners, L.P. in connection with its purchase of stock from us in a private placement transaction in the first quarter of 2012, as well as by consenting stockholders William C Powers Trust Dtd 12/19/09 and Taja LLC.

(6) Peter A. Adderton is the beneficial owner of 9,187,500 shares of common stock, which consists of (a) 9,037,500 issued and outstanding shares of common stock and (b) 150,000 shares of common stock issuable upon exercise of warrants at an exercise price of $0.39 per share. Mr. Adderton has the sole power to vote or to direct the vote of 9,037,500 shares of common stock and to dispose or to direct the disposition of 3,012,500 shares of common stock (subject to a one-year prohibition on transfer from the applicable vesting date).

(7) Paul & Judy Schaeffer Living Trust is the beneficial owner of 1,000,000 shares of common stock. The securities indicated are held indirectly by Mr. Schaeffer through the Paul and Judy Schaeffer Living Trust for which he serves as a trustee. Mr. Schaeffer disclaims beneficial ownership of these securities except to the extent of his pecuniary interest. Mr. Schaeffer directly owns options to purchase 300,000 shares of our common stock, which options are fully vested, and 1,000,000 unvested shares of common stock. Mr. Schaeffer will have the sole power to vote or to direct the vote and to dispose or to direct the disposition of 300,000 shares of common stock underlying the options granted to Mr. Schaeffer on June 18, 2008 at an exercise price of $2.75 per share, upon their exercise.

(8) Lisa Higgins-Lucero is the beneficial owner of 509,759 shares of common stock, which consists of 500,000 issued and outstanding shares, and options to purchase 9,759 shares of common stock. Mrs. Higgins-Lucero has the sole power to vote or to direct the vote and dispose or to direct the disposition of 250,000 shares of fully vested common stock, and will have the sole power to vote or to direct the vote and to dispose or to direct the disposition of 9,759 shares of common stock underlying the options granted to Mrs. Higgins-Lucero on January 31, 2008 at an exercise price of $0.81 per share, upon their exercise.

ADDITIONAL INFORMATION

We will furnish a copy of our Annual Report on Form 10-K for the year ended March 31, 2011, and our Quarterly Report on Form 10-Q for the period ended December 31, 2011, and any exhibit referred to therein without charge to each person to whom this Information Statement is delivered upon written or oral request by first class mail or other equally prompt means within one business day of receipt of such request.  Any request should be directed to our corporate secretary at 4751 Wilshire Boulevard, Third Floor, Los Angeles, CA 90010, telephone (310) 601-2500. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). Copies of this Information Statement and these reports can also be found on our website on the Internet at www.mandalaydigital.com.

FORWARD-LOOKING STATEMENTS

Information included in Information Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts included in this Information Statement regarding our strategy, future operations, future financial position, projected expenses, prospects and plans and objectives of management are forward-looking statements. These statements may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from our future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors, including the risk factors described in greater detail in our filings with the Securities and Exchange Commission Except as required by applicable laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

By Order of the board of directors,

/s/ Peter Adderton
Peter Adderton
Chief Executive Officer

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APPENDIX A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Mandalay Digital Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:

1.          That Paragraph A. of Article FOURTH of the Certificate of Incorporation of the Company is amended to read in full as follows:

“FOURTH:

A.           The total number of shares of all classes of stock which the corporation shall have authority to issue is two hundred two million (202,000,000) shares, consisting of:

(i) 200,000,000 shares of common stock, par value of $0.0001 per share (the “Common Stock”) and

(ii) 2,000,000 shares of preferred stock, par value of $0.0001 per share (the “Preferred Stock”).

2.          That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law (“DGCL”), by approval of the Board of Directors of the Company and, in accordance with the provisions of Section 228 of the DGCL, by written consent by the holders of outstanding common stock and by the holders of the outstanding Series A Convertible Preferred Stock, voting together, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. There are 100,000 shares of the Company’s Series A Convertible Preferred Stock outstanding.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Certificate of Incorporation to be duly executed by its authorized officer this ____ day of ________, 2012.

Mandalay Digital Group, Inc.

By:
[name, title]

APPENDIX B

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Mandalay Digital Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:

1.          That the following new paragraph is hereby added to the end of Paragraph A. of Article FOURTH of the Certificate of Incorporation, as amended, of the Company:

“Upon the effectiveness of this amendment of the Certificate of Incorporation (the “Effective Time”), each [*] (*) shares of Common Stock issued and outstanding immediately prior thereto, shall be automatically combined into one (1) share of Common Stock. No fractional shares shall be issued to the stockholders in connection with such reverse stock split, but in lieu thereof the corporation shall pay cash for each fractional share equal to the product obtained by multiplying: (a) the average closing sales price of the Common Stock as reported on the Over-the-Counter Bulletin Board for the five trading days preceding the effective date of such combination, or if the Common Stock is not at such time quoted on the Over-the-Counter Bulletin Board, then as reported on the highest tier of the OTC Markets on which the Common Stock is then quoted; by (b) the fractional share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.”

2.          That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law (“DGCL”), by approval of the Board of Directors of the Company and, in accordance with the provisions of Section 228 of the DGCL, by written consent by the holders of outstanding common stock and the by the holders of the outstanding Series A Convertible Preferred Stock, voting together, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. There are 100,000 shares of the Company’s Series A Convertible Preferred Stock outstanding.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Certificate of Incorporation to be duly executed by its authorized officer this ____ day of ________, 20__.

Mandalay Digital Group, Inc.

By:
[name, title]

APPENDIX C

MANDALAY DIGITAL GROUP, INC.

FORMS OF

AMENDED AND RESTATED 2011 EQUITY INCENTIVE PLAN

AND

AMENDED AND RESTATED PLAN DOCUMENTS

AMENDED AND RESTATED

2011 EQUITY INCENTIVE PLAN OF

MANDALAY DIGITAL GROUP, INC.

(Effective May 26, 2011)

Mandalay Digital Group, Inc. (formerly known as NeuMedia, Inc.) hereby adopts in its entirety the Amended and Restated Mandalay Digital Group. Inc. 2011 Equity Incentive (“Plan”), on ________________2011, which amends and restates the NeuMedia, Inc. 2011 Equity Incentive Plan originally adopted on May 26, 2011 (“Plan Adoption Date”). The Plan remains effective as of May 26, 2011 (“Plan Effective Date”). Unless otherwise defined, terms with initial capital letters are defined in Section 2 below.

SECTION 1
BACKGROUND AND PURPOSE

1.1           Background The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (SARs), Restricted Stock, and Restricted Stock Units.

1.2           Purpose of the Plan The Plan is intended to attract, motivate and retain the following individuals: (a) employees of the Company or its Affiliates; (b) directors of the Company or any of its Affiliates who are employees of neither the Company nor any Affiliate and (c) consultants who provide significant services to the Company or its Affiliates. The Plan is also designed to encourage stock ownership by such individuals, thereby aligning their interests with those of the Company’s shareholders.

SECTION 2
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1           “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Act shall include such section, any valid rules or regulations promulgated under such section, and any comparable provisions of any future legislation, rules or regulations amending, supplementing or superseding any such section, rule or regulation.

2.2           “Administrator” means, collectively the Board, and/or one or more Committees, and/or one or more executive officers of the Company designated by the Board to administer the Plan or specific portions thereof.

2.3           “Affiliate” means any corporation or any other entity (including, but not limited to, Subsidiaries, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.4           “Applicable Law” means the legal requirements relating to the administration of Options, SARs, Restricted Stock, Restricted Stock Units and similar incentive plans under any applicable laws, including but not limited to federal and state employment, labor, privacy and securities laws, the Code, and applicable rules and regulations promulgated by the NASDAQ, New York Stock Exchange, American Stock Exchange or the requirements of any other stock exchange or quotation system upon which the Shares may then be listed or quoted.

2.5           “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, and Restricted Stock Units.

2.6           “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including the Grant Date.

2.7           “Board” or “Board of Directors” means the Board of Directors of the Company.

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2.8           “Change in Control” means the occurrence of any of the following:

(a)          Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than SB Acquisition Company LLC or its affiliates, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(b)          The sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act).

2.9           “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.10         “Committee” means any committee appointed by the Board of Directors to administer the Plan.

2.11         “Company” means Mandalay Digital Group, Inc., formerly known as NeuMedia, Inc., or any successor thereto.

2.12         “Consultant” means any consultant, independent contractor or other person who provides significant services to the Company or its Affiliates or any employee or affiliate of any of the foregoing, but who is neither an Employee nor a Director.

2.13         “Continuous Status” as an Employee, Consultant or Director means that a Participant’s employment or service relationship with the Company or any Affiliate is not interrupted or terminated. “Continuous Status” shall not be considered interrupted in the following cases: (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Subsidiary or successor. A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If such reemployment is approved by the Company but not guaranteed by statute or contract, then such employment will be considered terminated on the ninety-first (91st) day of such leave and on such date any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. In the event a Participant’s status changes among the positions of Employee, Director and Consultant, the Participant’s Continuous Status as an Employee, Director or Consultant shall not be considered terminated solely as a result of any such changes in status.

2.14         “Director” means any individual who is a member of the Board of Directors of the Company or an Affiliate of the Company.

2.15         “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.16         “Employee” means any individual who is a common-law employee of the Company or of an Affiliate.

2.17         “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option, and the price used to determine the number of Shares payable to a Participant upon the exercise of a SAR.

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2.18         “Fair Market Value” means, as of any date, provided the Common Stock is listed on an established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock on the Grant Date of the Award. If no sales were reported on such Grant Date of the Award, the Fair Market Value of a share of Common Stock shall be the closing price for such stock as quoted on the NASDAQ (or the exchange with the greatest volume of trading in the Common Stock) on the last market trading day with reported sales prior to the date of determination. In the case where the Company is not listed on an established stock exchange or national market system, Fair Market Value shall be determined by the Board in good faith in accordance with Code Section 409A and the applicable Treasury regulations.

2.19          “Fiscal Year” means a fiscal year of the Company.

2.20          “Grant Date” means the date the Administrator approves the Award.

2.21         “Incentive Stock Option” means an Option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.22         “Independent Director” means a Nonemployee Director who is (i) a “nonemployee director” within the meaning of Section 16b-3 of the 1934 Act, (ii) “independent” as determined under the applicable rules of the NASDAQ, and (iii) an “outside director” under Treasury Regulation Section 1.162-27(e)(3), as any of these definitions may be modified or supplemented from time to time.

2.23          “Misconduct” shall include commission of any act contrary or harmful to the interests of the Company (or any Affiliate) and shall include, without limitation: (a) conviction of a felony or crime involving moral turpitude or dishonesty, (b) violation of Company (or any Affiliate) policies, with or acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or any Affiliate), (c) misuse of any confidential, secret, privileged or non-public information relating to the Company’s (or any Affiliate’s) business, or (e) participating in a hostile takeover attempt of the Company or an Affiliate. The foregoing definition shall not be deemed to be inclusive of all acts or omissions that the Company (or any Affiliate) may consider as Misconduct for purposes of the Plan.

2.24         “NASDAQ” means The NASDAQ Stock Market, Inc.

2.25         “Nonemployee Director” means a Director who is not employed by the Company or an Affiliate.

2.26         “Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.

2.27         “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.28         “Participant” means an Employee, Nonemployee Director or Consultant who has an outstanding Award.

2.29         “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions that subject the Shares to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of Performance Goals, or the occurrence of other events as determined by the Administrator, in its discretion.

2.30         “Plan” means this Amended and Restated Mandalay Digital Group, Inc. Amended and Restated 2011 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.31         “Restricted Stock” means an Award granted to a Participant pursuant to Section 7. An Award of Restricted Stock constitutes a transfer of ownership of Shares to a Participant from the Company subject to restrictions against transferability, assignment, and hypothecation. Under the terms of the Award, the restrictions against transferability are removed when the Participant has met the specified vesting requirement. Vesting can be based on continued employment or service over a stated service period, or on the attainment of specified Performance Goals. If employment or service is terminated prior to vesting, the unvested restricted stock revert back to the Company.

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2.32         “Restricted Stock Units” means an Award granted to a Participant pursuant to Section 8. An Award of Restricted Stock Units constitutes a promise to deliver to a Participant a specified number of Shares, or the equivalent value in cash, upon satisfaction of the vesting requirements set forth in the Award Agreement. Each Restricted Stock Unit represents the right to receive one Share or the equivalent value in cash.

2.33          “Rule 16b-3” means a person promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.34         “SEC” means the U.S. Securities and Exchange Commission.

2.35         “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.36         “Shares” means shares of common stock of the Company.

2.37         “Stock Appreciation Right” or “SAR” means an Award granted to a Participant pursuant to Section 6. Upon exercise, a SAR gives a Participant a right to receive a payment in cash, or the equivalent value in Shares, equal to the difference between the Fair Market Value of the Shares on the exercise date and the Exercise Price. Both the number of SARs and the Exercise Price are determined on the Grant Date. For example, assume a Participant is granted 100 SARs at an Exercise Price of $10 and the award agreement specifies that the net gain will be settled in Shares. Also assume that the SARs are exercised when the underlying Shares have a Fair Market Value of $20 per Share. Upon exercise of the SAR, the Participant is entitled to receive 50 Shares [(($20-$10)*100)/$20].

2.38         “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3
ADMINISTRATION

3.1           The Administrator. The Administrator shall be appointed by the Board of Directors from time to time.

3.2           Authority of the Administrator. It shall be the duty of the Administrator to administer the Plan in accordance with the Plan’s provisions and in accordance with Applicable Law. The Administrator shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to determine the following: (a) which Employees, Nonemployee Directors and Consultants shall be granted Awards; (b) the terms, conditions and the amendment of Awards, including the express power to amend an Award to include a provision to reduce the Exercise Price of any outstanding Option or other Award after the Grant Date, or to cancel an outstanding Option or other Award in exchange for the grant of a new Option or other Award with an exercise price equal to the Fair Market Value on the Grant Date, (c) interpretation of the Plan, (d) adoption of rules for the administration, interpretation and application of the Plan as are consistent therewith and (e) interpretation, amendment or revocation of any such rules.

3.3           Delegation by the Administrator. The Administrator, in its discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors; provided, however, in the case where the Company is listed on an established stock exchange or quotation system, the Administrator may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.

3.4           Decisions Binding. All determinations and decisions made by the Administrator, the Board and any delegate of the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by Applicable Law.

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SECTION 4
SHARES SUBJECT TO THE PLAN

4.1           Number of Shares. Subject to adjustment, as provided in Section 4.3, the total number of Shares initially available for grant under the Plan shall be 4,000,000. Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise.

4.2           Lapsed Awards. If any Award made under the Plan expires, or is forfeited or cancelled, the Shares underlying such Awards shall become available for future Awards under the Plan. In addition, any Shares underlying an Award that are not issued upon the exercise of such Award shall become available for future Awards under the Plan (e.g., the exercise of a Stock Appreciation Right with the net gain settled in Shares and the “net-Share issuance” of an Option).

4.3           Adjustments in Awards and Authorized Shares. The number of Shares covered by each outstanding Award, and the per Share exercise price of each such Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the common stock or any other increase or decrease in the number of such Shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an Option.

4.4           Legal Compliance. Shares shall not be issued pursuant to the making or exercise of an Award unless the exercise of Options and rights and the issuance and delivery of Shares shall comply with the Securities Act of 1933, as amended, the 1934 Act and other Applicable Law, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Any Award made in violation hereof shall be null and void.

4.5           Investment Representations. As a condition to the exercise of an Option or other right, the Company may require the person exercising such Option or right to represent and warrant at the time of exercise that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

SECTION 5
STOCK OPTIONS

The provisions of this Section 5 are applicable to Options granted to Employees, Nonemployee Directors and Consultants. Such Participants shall also be eligible to receive other types of Awards as set forth in the Plan.

5.1           Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted at any time and from time to time as determined by the Administrator in its discretion. The Administrator may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Administrator, in its discretion and subject to Sections 4.1, shall determine the number of Shares subject to each Option.

5.2           Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3           Exercise Price. The Administrator shall determine the Exercise Price for each Option subject to the provisions of this Section 5.3.

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5.3.1           Nonqualified Stock Options. Unless otherwise specified in the Award Agreement, in the case of a Nonqualified Stock Option, the per Share exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, as determined by the Administrator.

5.3.2           Incentive Stock Options. The grant of Incentive Stock Options shall be subject to the following limitations:

(a)          The Exercise Price of an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date;

(b)          Incentive Stock Options may be granted only to persons who are, as of the Grant Date, Employees of the Company or a Subsidiary, and may not be granted to Consultants or Nonemployee Directors. In the event the Company fails to obtain shareholder approval of the Plan within twelve (12) months from the Plan Adoption Date, all Options granted under this Plan designated as Incentive Stock Options shall become Nonqualified Stock Options and shall be subject to the provisions of this Section 5 applicable to Nonqualified Stock Options.

(c)          To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 5.3.2(c), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted; and

(d)          In the event of a Participant’s change of status from Employee to Consultant or Director, an Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option three (3) months and one (1) day following such change of status.

5.3.3           Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Nonemployee Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer, and such Options may be granted with an Exercise Price less than the Fair Market Value of a Share on the Grant Date; provided, however, the grant of such substitute Option shall not constitute a “modification” as defined in Code Section 424(h)(3) and the applicable Treasury regulations.

5.4           Expiration of Options

5.4.1           Expiration Dates. Unless otherwise specified in an Award Agreement, each Option shall immediately terminate on the date a Participant ceases his/her/its Continuous Status as an Employee, Director or Consultant with respect to the Shares that have not “vested.” With respect to the “vested” Shares underlying a Participant’s Option, unless otherwise specified in the Award Agreement, each Option shall terminate no later than the first to occur of the following events:

(a)          Date in Award Agreement. The date for termination of the Option set forth in the written Award Agreement;

(b)          Termination of Continuous Status as Employee, Nonemployee Director or Consultant. The last day of the three (3)-month period following the date the Participant ceases his/her/its Continuous Status as an Employee, Nonemployee Director or Consultant (other than termination for a reason described in subsections (c), (d), (e), or (f) below);

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(c)          Misconduct. In the event a Participant’s Continuous Status as an Employee, Director or Consultant terminates because the Participant has performed an act of Misconduct as determined by the Administrator, all unexercised Options held by such Participant shall expire five (5) business days following written notice from the Company to the Participant; provided, however, that the Administrator may, in its sole discretion, prior to the expiration of such five (5) business day period, reinstate the Options by giving written notice of such reinstatement to Participant. In the event of such reinstatement, the Participant may exercise the Option only to such extent, for such time, and upon such terms and conditions as if the Participant had ceased to be employed by or affiliated with the Company or a Subsidiary upon the date of such termination for a reason other than Misconduct, disability or death;

(d)          Disability. In the event that a Participant’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Participant was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan;

(e)          Death. In the event of the death of a Participant, the Participant’s Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Participant was entitled to exercise the Option at the date of death. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan; or

(f)          10 Years from Grant. An Option shall expire no more than ten (10) years from the Grant Date; provided, however, that if an Incentive Stock Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, such Incentive Stock Option may not be exercised after the expiration of five (5) years from the Grant Date.

5.4.2           Administrator Discretion. Notwithstanding the foregoing the Administrator may, after an Option is granted, extend the exercise period that an Option is exercisable following a Participant’s termination of employment (subject to limitations applicable to Incentive Stock Options); provided, however that such extension does not exceed the maximum term of the Option.

5.5           Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions as set forth in the Award Agreement and conditions as the Administrator shall determine in its discretion. After an Option is granted, the Administrator, in its discretion, may accelerate the exercisability of the Option.

5.6           Exercise and Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

5.6.1           Form of Consideration. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Administrator, in its discretion, also may permit the exercise of Options and same-day sale of related Shares, or exercise by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or by any other means which the Administrator, in its discretion, determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

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5.6.2           Delivery of Shares. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

SECTION 6
STOCK APPRECIATION RIGHTS

6.1           Grant of SARs. Subject to the terms of the Plan, a SAR may be granted to Employees, Nonemployee Directors and Consultants at any time and from time to time as shall be determined by the Administrator.

6.1.1           Number of Shares. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

6.1.2           Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, shall have discretion to determine the terms and conditions of SARs granted under the Plan, including whether upon exercise the SARs will be settled in Shares or cash. However, the Exercise Price of a SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.2           Exercise of SARs. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions as set forth in the Award Agreement and conditions as the Administrator shall determine in its discretion. After an SAR is granted, the Administrator, in its discretion, may accelerate the exercisability of the SAR.

6.3           SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR, the conditions of exercise and such other terms and conditions as the Administrator shall determine.

6.4           Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator in its discretion as set forth in the Award Agreement, or otherwise pursuant to the provisions relating to the expiration of Options as set forth in Section 5.4.

6.5           Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive (whichever is specified in the Award Agreement) from the Company either (a) a cash payment in an amount equal to (x) the difference between the Fair Market Value of a Share on the date of exercise and the SAR Exercise Price, multiplied by (y) the number of Shares with respect to which the SAR is exercised, or (b) a number of Shares by dividing such cash amount by the Fair Market Value of a Share on the exercise date. If the Administrator designates in the Award Agreement that the SAR will be settled in cash, upon Participant’s exercise of the SAR the Company shall make a cash payment to Participant as soon as reasonably practical.

SECTION 7
RESTRICTED STOCK

7.1           Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Nonemployee Directors and Consultants in such amounts as the Administrator, in its discretion, shall determine. The Administrator shall determine the number of Shares to be granted to each Participant and the purchase price, if any, to be paid by the Participant for such Shares. At the discretion of the Administrator, such purchase price may be paid by Participant with cash or through services rendered.

7.2           Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

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7.3           Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until expiration of the applicable Period of Restriction.

7.4           Other Restrictions. The Administrator, in its discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1           General Restrictions. The Administrator may set restrictions based upon the achievement of specific Performance Goals (Company-wide, business unit, or individual), or any other basis determined by the Administrator in its discretion.

7.4.2           Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4.3           Legend on Certificates. The Administrator, in its discretion, may place a legend or legends on the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5           Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after expiration of the Period of Restriction. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to Applicable Law.

7.6           Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

7.7           Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8           Return of Restricted Stock to Company. On the date that any forfeiture event set forth in the Award Agreement occurs, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8
RESTRICTED STOCK UNITS

8.1           Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock Units may be granted to Employees, Nonemployee Directors and Consultants at any time and from time to time, as shall be determined by the Administrator in its sole and absolute discretion.

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8.1.1           Number of Restricted Stock Units. The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to any Participant under an Award Agreement, subject to the limitations in Sections 4.1.

8.1.2           Value of a Restricted Stock Unit. Each Restricted Stock Unit granted under an Award Agreement represents the right to receive one Share, or the equivalent value in cash, upon satisfaction of the vesting conditions specified in the Award Agreement.

8.2           Vesting Conditions. In its sole and absolute discretion, the Administrator will set the vesting provisions, which may include any combination of time-based or performance-based vesting conditions. The Administrator, in its discretion, may at any time accelerate the vesting of a Participant’s Restricted Stock Units and provide for immediate payment in accordance with Section 8.3.

8.3           Form and Timing of Payment. The Administrator shall specify in the Award Agreement whether the Restricted Stock Units shall be settled in Shares or cash. In either case, upon vesting payment will be made as soon as reasonably practical upon satisfaction of the vesting conditions.

8.4           Cancellation of Restricted Stock Units. On the earlier of the cancellation date set forth in the Award Agreement or upon the termination of Participant’s Continuous Status as an Employee, Nonemployee Director or Consultant, all unvested Restricted Stock Units will be forfeited to the Company, and again will be available for grant under the Plan.

SECTION 9
MISCELLANEOUS

9.1           Change In Control. Unless otherwise provided in the Award Agreement, in the event of a Change in Control, unless an Award is assumed or substituted by the successor corporation, then (i) such Awards shall become fully exercisable as of the date of the Change in Control, whether or not otherwise then exercisable and (ii) all restrictions and conditions on any Award then outstanding shall lapse as of the date of the Change in Control.

9.2           Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. Notwithstanding anything to the contrary contained in this Plan or in any Award Agreement, the Participant shall have the right to exercise his or her Award for a period not less than ten (10) days immediately prior to such dissolution or transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable.

9.3           No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or service at any time, with or without cause. Unless otherwise provided by written contract, employment or service with the Company or any of its Affiliates is on an at-will basis only. Additionally, the Plan shall not confer upon any Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which such Director or the Company may have to terminate his or her directorship at any time.

9.4           Participation. No Employee, Consultant or Nonemployee Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

9.5           Limitations on Awards. No Participant shall be granted an Award or Awards in any Fiscal Year in which the combined number of Shares underlying such Award(s) exceeds 500,000 Shares; provided, however, that such limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 4.3.

9.6           Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or, otherwise, sale or disposition of all or substantially all of the business or assets of the Company.

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9.7           Beneficiary Designations. If permitted by the Administrator, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Administrator. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

9.8           Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Administrator, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family or (iv) a foundation in which the Participant an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

9.9           Restrictions on Share Transferability. The Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Award as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded or any blue sky or state securities laws.

9.10         Transfers Upon a Change in Control. In the sole and absolute discretion of the Administrator, an Award Agreement may provide that in the event of certain Change in Control events, which may include any or all of the Change in Control events described in Section 2.8, Shares obtained pursuant to this Plan shall be subject to certain rights and obligations, which include but are not limited to the following: (i) the obligation to vote all such Shares in favor of such Change in Control transaction, whether by vote at a meeting of the Company’s shareholders or by written consent of such shareholders; (ii) the obligation to sell or exchange all such Shares and all rights to acquire Shares, under this Plan pursuant to the terms and conditions of such Change in Control transaction; (iii) the right to transfer less than all but not all of such Shares pursuant to the terms and conditions of such Change in Control transaction, and (iv) the obligation to execute all documents and take any other action reasonably requested by the Company to facilitate the consummation of such Change in Control transaction.

9.11         Performance-Based Awards. Each agreement for the grant of performance-based awards shall specify the number of Shares underlying the Award, the Performance Period and the Performance Goals (each as defined below). As used herein, “Performance Goals” means performance goals specified in the agreement for any Award which the Administrators determine to make subject to Performance Goals, upon which the vesting or settlement of such award is conditioned and “Performance Period” means the period of time specified in an agreement over which the Award which the Administrators determine to make subject to a Performance Goal, are to be earned. Each agreement for a performance-based Award shall specify in respect of a Performance Goal the minimum level of performance below which no payment will be made, shall describe the method of determining the amount of any payment to be made if performance is at or above the minimum acceptable level, but falls short of full achievement of the Performance Goal, and shall specify the maximum percentage payout under the agreement.

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9.11.1         Performance Goals for Covered Employees. The Performance Goals for any performance-based Award granted to a Covered Employee, if deemed appropriate by the Administrators, shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code, and shall be based upon one or more of the following performance-based business criteria, either on a Company, subsidiary, division, business unit or line of business basis or in comparison with peer group performance or to an index: net sales; gross sales; net revenue; gross revenue; growth in number of customers, households or assets; cash generation; cash flow; unit volume; market share; cost reduction; costs and expenses (including expense efficiency ratios and other expense measures); strategic plan development and implementation; return on net assets; return on actual or proforma assets; return on equity; return on capital; return on investment; return on working capital; return on net capital employed; working capital; asset turnover; economic value added; total stockholder return; stock price; net income; net income before tax; operating income; operating profit margin; net income margin; net interest margin; sales margin; market share; inventory turnover; days sales outstanding; sales growth; capacity utilization; increase in customer base; cash flow; book value; earnings per share; stock price earnings ratio; earnings before interest; taxes; depreciation and amortization expenses (“EBITDA”); earnings before interest and taxes (“EBIT”); earnings before interest (“EBI”); or EBITDA, EBIT, EBI or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue. Achievement of any such Performance Goal shall be measured over a period of years not to exceed ten (10) as specified by the Administrators in the agreement for the performance-based Award. No business criterion other than those named above in this Section 9.11.1 may be used in establishing the Performance Goal for an award to a Covered Employee under this Section 9.11. For each such award relating to a Covered Employee, the Administrators shall establish the targeted level or levels of performance for each such business criterion. The Administrators may, in their discretion, reduce the amount of a payout otherwise to be made in connection with an award under this Section 9.11, but may not exercise discretion to increase such amount, and the Administrators may consider other performance criteria in exercising such discretion. All determinations by the Administrators as to the achievement of Performance Goals under this Section 9.11 shall be made in writing. The Administrators may not delegate any responsibility under this Section 9.11. As used herein, “Covered Employee” shall mean, with respect to any grant of an award, an executive of the Company or any subsidiary who is a member of the executive compensation group under the Company’s compensation practices (not necessarily an executive officer) whom the Administrators deem may be or become a covered employee as defined in Section 162(m)(3) of the Code for any year that such award may result in remuneration over $1 million which would not be deductible under Section 162(m) of the Code but for the provisions of the Plan and any other “qualified performance-based compensation” plan (as defined under Section 162(m) of the Code) of the Company; provided, however, that the Administrators may determine that a Plan Participant has ceased to be a Covered Employee prior to the settlement of any award.

9.11.2         Mandatory Deferral of Income. The Administrators, in their sole discretion, may require that one or more award agreements contain provisions which provide that, in the event Section 162(m) of the Code, or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by the Company with respect to all or part of any award under the Plan, a Plan Participant’s receipt of the benefit relating to such award that would not be deductible by the Company shall be deferred until the next succeeding year or years in which the Plan Participant’s remuneration does not exceed the limit set forth in such provisions of the Code; provided, however, that such deferral does not violate Code Section 409A.

SECTION 10
AMENDMENT, SUSPENSION, AND TERMINATION

10.1         Amendment, Suspension, or Termination. Except as provided in Section 10.2, the Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

10.2         No Amendment without Shareholder Approval. The Company shall obtain shareholder approval of any material Plan amendment to the extent necessary or desirable to comply with the rules of the NASDAQ, the Exchange Act, Section 422 of the Code, or other Applicable Law.

10.3         Plan Effective Date and Duration of Awards . The Plan shall be effective as of the Plan Effective Date subject to the shareholders of the Company approving the Plan by the required vote), subject to Sections 10.1 and 10.2 (regarding the Board’s right to amend or terminate the Plan), and shall remain in effect thereafter. However, without further shareholder approval, no Award may be granted under the Plan more than ten (10) years after the Plan Adoption Date.

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SECTION 11
TAX WITHHOLDING

11.1         Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

11.2         Withholding Arrangements. The Administrator, in its discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made; provided, however, in the case Shares are withheld by the Company to satisfy the tax withholding that would otherwise by issued to the Participant, the amount of such tax withholding shall be determined by applying the statutory minimum federal, state or local income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date taxes are required to be withheld.

SECTION 12
LEGAL CONSTRUCTION

12.1         Liability of Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful grant or any Award or the issuance and sale of any Shares hereunder, shall relieve the Company, its officers, Directors and Employees of any liability in respect of the failure to grant such Award or to issue or sell such Shares as to which such requisite authority shall not have been obtained.

12.2         Grants Exceeding Allotted Shares. If the Shares covered by an Award exceed, as of the date of grant, the number of Shares, which may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained.

12.3         Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.4         Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.5         Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.6         Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

12.7         Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

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SECTION 13
EXECUTION

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan on the date indicated below.

MANDALAY DIGITAL GROUP, INC.
Executed on ______, 2012;
Effective May 26, 2011
By:
Its Secretary

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MANDALAY DIGITAL GROUP, INC.
AMENDED AND RESTATED 2011 EQUITY INCENTIVE PLAN

NOTICE OF GRANT AND STOCK OPTION AGREEMENT

Name:	Option Number:
Address:	Plan Name:	Amended and Restated 2011 Equity Incentive Plan
Employee ID:

Effective __________, 20__, (“Grant Date”), you have been granted [incentive/non-qualified] stock option to purchase ___________( ________) shares of Mandalay Digital Group, Inc. common stock at an Exercise Price of $ ______ per share pursuant to the Mandalay Digital Group, Inc. Amended and Restated 2011 Equity Incentive Plan (the “Plan”). Except as otherwise defined herein, terms with initial capital letters shall have the same meanings set forth in the Plan. A copy of the Plan is attached to this Notice and Agreement. The terms and conditions of the Plan are incorporated herein by this reference.

[Insert vesting schedule]

By accepting this grant and exercising any portion of the Option, you represent that you: (i) agree to the terms and conditions of this Notice and Agreement and the Plan; (ii) have reviewed the Plan and the Notice and Agreement in their entirety, and have had an opportunity to obtain the advice of legal counsel and/or your tax advisor with respect thereto; (iii) fully understand and accept all provisions hereof; (iv) agree to accept as binding, conclusive, and final all of the Administrator’s decisions regarding, and all interpretations of, the Plan and the Notice and Agreement; and (v) agree to notify the Company upon any change in your home address indicated above.

Please return a signed copy of this Notice of Grant and Stock Option Agreement to [insert contact name and address], and retain a copy for your records.

For Mandalay Digital Group, Inc.:

By:
Name:
Title:

Participant:

By:
Name:

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MANDALAY DIGITAL GROUP, INC.

AMENDED AND RESTATED 2011 EQUITY INCENTIVE PLAN

NOTICE OF GRANT

AND

RESTRICTED STOCK AGREEMENT

You have been granted the number of shares of Restricted Common Stock of Mandalay Digital Group, Inc. (the “Company”), as set forth below (“Common Shares”), subject to the terms and conditions of the Mandalay Digital Group, Inc. Amended and Restated 2011 Equity Incentive Plan (“Plan”), and this Notice of Grant and Restricted Stock Agreement including the attachments hereto (collectively, “Notice and Agreement”). Unless otherwise defined in the Notice and Agreement, terms with initial capital letters shall have the meanings set forth in the Plan.

Participant:
Home Address:

Soc. Sec. No:
Number of shares of Restricted Common Stock Granted:

Grant Date:

Period of Restriction and Release of Common Shares from Company’s Return Right (see Sections 2 and 3 of attached Agreement)	[Insert vesting schedule]

By signing below, you accept this grant of Common Shares and you hereby represent that you: (i) agree to the terms and conditions of this Notice and Agreement and the Plan; (ii) have reviewed the Plan and the Notice and Agreement in their entirety, and have had an opportunity to obtain the advice of legal counsel and/or your tax advisor with respect thereto; (iii) fully understand and accept all provisions hereof; (iv) agree to accept as binding, conclusive, and final all of the Administrator’s decisions regarding, and all interpretations of, the Plan and the Notice and Agreement; and (v) agree to notify the Company upon any change in your home address indicated above.

AGREED AND ACCEPTED:

Signature:

Print Name:

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MANDALAY DIGITAL GROUP, INC.

AMENDED AND RESTATED 2011 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

1.          Grant of Restricted Stock. The Company has granted to you the number of shares of Restricted Common Stock specified in the Notice of Grant on the preceding page (“Notice of Grant”), subject to the following terms and conditions. In consideration of such grant, you agree to be bound by the terms and conditions hereof, and by the terms and conditions of the Plan.

2.           Period of Restriction. During the Period of Restriction specified in the Notice of Grant, the Common Shares shall remain subject to the Company’s Return Right (defined in Section 3). The Period of Restriction shall expire and the Company’s Return Right shall lapse as to the Common Shares granted in the amount(s) and on the date(s) specified in the Notice of Grant (each, a “Release Date”); provided, however, that no Common Shares shall be released on any Release Date if the Participant has ceased Continuous Status as an Employee, Consultant or Director on or prior to such date. Any and all Common Shares subject to the Company’s Return Right at any time shall be defined in this Notice and Agreement as “Unreleased Common Shares.”

3.          Return of Restricted Stock to Company. If Participant ceases Continuous Status as an Employee, Consultant or Director for any reason (a “Return Event”), the Company shall become the legal and beneficial owner of the Unreleased Common Shares and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer such Unreleased Common Shares to its own name. The Participant shall continue to own any Common Shares subject to the terms of the Plan and this Notice and Agreement with respect to which the Participant has Continuous Status as an Employee, Consultant or Director through the Release Date(s) specified in the Notice of Grant for such Common Shares.

4.          Restriction on Transfer. Except for the transfer of the Common Shares to the Company or its assignees contemplated by this Notice and Agreement, none of the Common Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the Release Date for such Common Shares set forth in this Notice and Agreement. In addition, as a condition to any transfer of the Common Shares after such Release Date, the Company may, in its discretion, require: (i) that the Common Shares shall have been duly listed upon any national securities exchange or automated quotation system on which the Company’s Common Stock may then be listed or quoted; (ii) that either (a) a registration statement under the Securities Act of 1933, as amended (“Securities Act”) with respect to the Common Shares shall be effective, or (b) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under the Securities Act and the Participant shall have entered into agreements with the Company as reasonably required; and (iii) fulfillment of any other requirements deemed necessary by counsel for the Company to comply with Applicable Law.

5.          Retention of Common Shares. To ensure the availability for delivery of the Participant’s Unreleased Common Shares upon their return to the Company pursuant to this Notice and Agreement, the Company shall retain possession of the share certificates representing the Unreleased Common Shares, together with a stock assignment duly endorsed in blank, attached hereto as Exhibit A. The Company shall hold the Unreleased Common Shares and related stock assignment until the Release Date for such Common Shares. In addition, the Company may require the spouse of Participant, if any, to execute and deliver to the Company the Consent of Spouse in the form attached hereto as Exhibit B. When a Return Event or Release Date occurs, the Company shall promptly deliver the certificate for the applicable Common Shares to the Company or to the Participant, as the case may be.

6.          Stockholder Rights. Subject to the terms hereof, the Participant shall have all the rights of a stockholder with respect to the Common Shares while they are retained by the Company pursuant to Section 5, including without limitation, the right to vote the Common Shares and to receive any cash dividends declared thereon. If, from time to time prior to the Release Date, there is (i) any stock dividend, stock split or other change in the Common Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Participant shall be entitled by reason of the Participant’s ownership of the Common Shares shall be immediately subject to the terms of this Notice and Agreement and included thereafter as “Common Shares” for purposes of this Notice and Agreement.

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7.          Legends. The share certificate evidencing the Common Shares, if any, issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND OBLIGATIONS TO RETURN TO THE COMPANY, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

8.          U.S. Tax Consequences. The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Notice and Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its employees or agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Notice and Agreement. The Participant understands that for U.S. taxpayers, Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the purchase price for the Common Shares, if any, and the fair market value of the Common Shares as of the date any restrictions on the Common Shares lapse. In this context, “restriction” includes the right of the Company to the return of the Common Shares upon a Return Event. The Participant understands that if he/she is a U.S. taxpayer, the Participant may elect to be taxed at the time the Common Shares are awarded as Restricted Stock rather than when and as the Return Right expires by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of acquisition. The form for making this election is attached as Exhibit C hereto.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), IF APPLICABLE, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

9.          General.

(a) This Notice and Agreement shall be governed by and construed under the laws of the State of Delaware. The Notice and Agreement and the Plan, which is incorporated herein by reference, represents the entire agreement between the parties with respect to the shares of Restricted Common Stock granted to the Participant. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Notice and Agreement, the terms and conditions of the Plan shall prevail.

(b)          Any notice, demand or request required or permitted to be delivered by either the Company or the Participant pursuant to the terms of this Notice and Agreement shall be in writing and shall be deemed given when delivered personally, deposited with a reputable courier service, or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to the parties at the addresses set forth in the Notice of Grant, or such other address as a party may request by notifying the other in writing.

(c)          The rights of the Company under this Notice and Agreement and the Plan shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Participant under this Notice and Agreement may only be assigned with the prior written consent of the Company.

(d)          The Participant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Notice and Agreement.

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(e)           PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE RELEASE OF COMMON SHARES PURSUANT TO THIS AGREEMENT SHALL BE EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE, CONSULTANT OR DIRECTOR, AND NOT THROUGH THE ACT OF BEING HIRED, APPOINTED OR OBTAINING COMMON SHARES HEREUNDER.

#####

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EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I, __________________________, hereby sell, assign and transfer unto _______________________________________(__________) Common Shares of Mandalay Digital Group, Inc. standing in my name of the books of said corporation represented by Certificate No. ________ herewith and do hereby irrevocably constitute and appoint _____________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Notice of Grant and the Restricted Stock Agreement between Mandalay Digital Group, Inc. and the undersigned dated_____________, 20__.

Dated: _______________, 20___

Signature:

Print Name:

INSTRUCTIONS:

Please DO NOT fill in any blanks other than the signature lines.

The purpose of this assignment is to enable the Company to receive the return of the Common Shares as set forth in the Notice and Agreement, without requiring additional signatures on the part of the Participant.

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EXHIBIT B

CONSENT OF SPOUSE

I, ____________________, spouse of ___________________, have read and approve the foregoing Notice of Grant and Restricted Stock Agreement (the “Notice and Agreement”). In consideration of the Company’s grant to my spouse of the Common Shares of Mandalay Digital Group, Inc. as set forth in the Notice and Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Notice and Agreement and agree to be bound by the provisions of the Notice and Agreement insofar as I may have any rights in said Notice and Agreement or any Common Shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state or country of our residence as of the date of the signing of the foregoing Notice and Agreement.

Dated: _______________, 20__

Signature of Spouse

Print Name:

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EXHIBIT C

ELECTION UNDER SECTION 83(b)

OF THE U.S. INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with his or her receipt of the property described below:

1.          The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

Name:
Spouse:
Taxpayer I.D. No.:
Address:

Tax Year:

2.          The property with respect to which the election is made is described as follows: __________________(________) shares of the common stock (“Common Shares”) of Mandalay Digital Group, Inc. (the “Company”).

3. The date on which the property was transferred is ______________, 20__.

4. The property is subject to the following restrictions:

The Common Shares are required to be returned to the Company in the event that the undersigned ceases to perform services for the Company through certain dates specified in the Notice of Grant and Restricted Stock Agreement between me and the Company dated as of ___________, 20__. This right lapses with regard to a portion of the Common Shares based on my Continued Status as an Employee, Consultant or Director over time.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $______________________.

6. The amount (if any) paid for such property is: none.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property. The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ___________________, 20__
Signature of Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: ___________________, 20__
Spouse of Taxpayer

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